CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Nyxio Technologies Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Giorgio Johnson, Chief Executive Officer of the Company, and I, Mirjam Metcalf, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Giorgio Johnson
Name:	Giorgio Johnson
Title:	Principal Executive Officer and Director
Date:	May 21, 2012

By:	/s/ Mirjam Metcalf
Name:	Mirjam Metcalf
Title:	Principal Financial Officer
Date:	May 21, 2012

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.